UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2019

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200

Florham Park, New Jersey

07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On July 15, 2019, the Board of Directors (the “Board”) of Conduent Incorporated (the “Company”) approved amendments to the Company’s Corporate Governance Guidelines to generally provide for the Board to consider rotations of the positions of Chairman of the Board and Chairman of each of the Board’s committees every two years.

In accordance with the new rotation policy, the Board appointed Courtney Mather to serve as Chairman of the Board and appointed new directors as chairs of certain Company committees. The current composition of the Company’s committees is set forth below.

Audit Committee: Virginia M. Wilson, Chair; Nicholas Graziano; Scott Letier; and Michael Nutter.

Compensation Committee: William G. Parrett, Chair; Nicholas Graziano; Joie Gregor; and Michael Nutter.

Corporate Governance Committee: Joie Gregor, Chair; Jesse Lynn; and William G. Parrett.

Finance Committee: Scott Letier, Chair; Courtney Mather; and Virginia M. Wilson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

Date: July 16, 2019	By:	/s/ J. Michael Peffer
	Name:	J. Michael Peffer
	Title:	Secretary